Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Bernard H. Clineburg,
Tysons Corner, Virginia		Chairman & Chief Executive Officer
July 19, 2006		or
Mark Wendel,
EVP & Principal Financial Officer
703-584-3400

CARDINAL FINANCIAL REPORTS EARNINGS

Cardinal Financial Corporation (NASDAQ: CFNL) (the “Company”), parent company of Cardinal Bank (the “Bank”), announced its results of operations for the second quarter and first six months of 2006.

HIGHLIGHTS

•                  Net income increased 28% to $5.0 million for the six month period ended June 30, 2006, compared to net income of $3.9 million during the same period of 2005.

•                  Diluted earnings per share increased to $0.20 for the six month period, compared to $0.19 during the same period of 2005.

•                  Quarterly net income increased to $2.4 million, compared to net income of $2.3 million in 2005.

•                  Consolidated assets grew to a record $1.585 billion from $1.467 billion at June 30, 2005.  On a linked quarter basis, assets grew at an annualized rate of 28% from $1.482 billion at March 31, 2006.

•                  Loans grew 29% and deposits grew 13% compared to a year ago.

•                  Net interest margin improved to 3.10% during the second quarter 2006 from 2.91% in the comparable period of 2005.

•                  Asset quality remains excellent.  Non-accrual loans were 0.07% of loans receivable and recoveries on loans previously charged off exceeded current period losses by $23 thousand year-to-date.

RESULTS OF OPERATIONS

Net income increased and net interest margin improved.

For the year-to-date period ended June 30, 2006, net income was $5.0 million, a 28% increase over 2005 net income of $3.9 million. Earnings per diluted share for the year-to-date period ended June 30, 2006 were $0.20, compared to $0.19 for 2005.  For the quarter ended June 30, 2006, the Company reported net income of $2.4 million, compared to $2.3 million for the same quarter of 2005, a 4% increase.  Diluted earnings per share for the second quarter of 2006 and 2005 were $0.10 and $0.11, respectively.

The Company’s net interest margin improved to 3.10% in the second quarter of 2006 from 2.91% in the second quarter of 2005.    Return on average assets for the second quarter of 2006 was 0.66% compared to 0.70% in the second quarter of 2005.  Return on average assets for the year-to-date periods ended June 30, 2006 and 2005 was 0.71% and 0.64%, respectively.  Return on average equity was 6.33% in the second quarter of 2006 and 7.61% for the prior year quarter.  The Company’s efficiency ratio was 76.41% for the quarter ended June 30, 2006, compared to 72.22% for the same quarter of the prior year.

During the quarters ended June 30, 2006 and 2005, provisions for loan losses of $390 thousand and $820 thousand, respectively, were recorded.

Quarterly net interest income increased 17%.

Net interest income for the quarter ended June 30, 2006 was $10.7 million, a 17% increase from the same quarter of 2005.  The Company’s non-interest income decreased by $700 thousand, or 11%, in the quarter ended June 30, 2006 from the second quarter of 2005.  The slow down in the regional housing market adversely impacted the contribution to non-interest income and consolidated net income made by the Company’s mortgage banking operation.  Gains on the sale of loans declined by $1.5 million, or 37%, from the second quarter of 2005. Management fees, which are the fees earned by the mortgage banking operation for services it provides to other mortgage banking companies that are owned by local home builders, decreased by $310 thousand, or 32%, from the second quarter of 2005. Also included in non-interest income for the quarter ended June 30, 2006 is a $420 thousand gain from the early extinguishment of a Company borrowing.  Non-interest income for the quarters ended June 30, 2006 and 2005 represented 34% and 41% of the Company’s total revenues, respectively.

Partially offsetting the increase in net interest income was a $1.3 million, or 12%, increase in non-interest expense during the quarter ended June 30, 2006 compared to the same quarter of 2005.  This increase was due principally to the branch banking expansion and the addition of key market executives for commercial banking and trust operations.

Operating Segment Results:  Commercial Banking earnings increased 140%.

The Company has three operating segments.  The Commercial Banking Segment had net income of $2.4 million for the quarter ended June 30, 2006 compared to $1.0 million for the same quarter of 2005, reflecting asset growth, improved net interest margin and operating efficiencies.  The Mortgage Banking Segment had net income of $600 thousand for the quarter ended June 30,

2006, compared to net income of $1.8 million in the same quarter of 2005, resulting from the continued slow down in the regional housing market. The Trust and Investment Services Segment had net income of $9 thousand for the second quarter of 2006, compared to a net loss of $16 thousand in the second quarter of 2005.  The combined net income of these three operating segments less the non-operating expenses of the parent company (principally interest expenses and overhead costs) is the Company’s consolidated net income of $2.4 million for the quarter.

FINANCIAL CONDITION

Total assets grew to a record $1.585 billion and loans grew 29% year over year.

At June 30, 2006, consolidated assets of the Company were $1.585 billion, an 8% increase from consolidated assets of $1.467 billion at June 30, 2005. Loans receivable were $780 million at June 30, 2006, and increased by $176 million, or 29%, from June 30, 2005.

This loan growth was partially funded by a 13% or $133 million increase in deposits, which totaled $1.135 billion at June 30, 2006, compared to $1.002 billion at June 30, 2005.  Brokered certificates of deposit decreased by 98% to $982 thousand at June 30, 2006, compared to $47.2 million at June 30, 2005.

Loans held for sale, which are originated and acquired by the Company’s mortgage banking operation, were $376 million at June 30, 2006 compared to $475 million at June 30, 2005, a 21% decrease.  Loans originated and acquired by the Company’s mortgage banking operation were $876 million in the second quarter of 2006 compared to $1.17 billion in the second quarter of 2005, reflecting the continued housing market slow down.

Non-accrual loans at June 30, 2006 were $577 thousand, or 0.07% of loans receivable, compared to $234 thousand or 0.04% of loans receivable at June 30, 2005.  Recoveries on loans previously charged off exceeded the amount of current period losses by $23 thousand year-to-date.  The allowance for loan losses was 1.15% of loans at June 30, 2006, compared to 1.20% at June 30, 2005.

Capitalization remains strong.

The Company and Bank remain “well capitalized” from a regulatory perspective.

Shareholders’ equity increased 4% to $149.6 at June 30, 2006, compared to $143.9 million at June 30, 2005.  Shareholders’ equity was 9.44% and 9.81% of consolidated assets at June 30, 2006 and 2005, respectively.

MANAGEMENT COMMENTS

Bernard H. Clineburg, Chairman and Chief Executive Officer of the Company, said,” I am satisfied with the results of the second quarter.  Our commercial banking operations delivered 29% loan growth and increased deposits by 13% over the past year.  We continue to introduce innovative deposit products and services, designed to capture long term banking relationships and deliver more value to our clients.

“Our mortgage subsidiary, George Mason Mortgage, continues to diversify our earnings stream while downsizing in a tough market.  We are extremely encouraged by the progress of our Trust and Investment services, providing our clients with a full range of customized investment options.  In the third quarter, we will open our Bethesda, Maryland and second Arlington, Virginia banking offices.  This is our first Maryland facility and extends our retail banking network to 25.

“Since our initial recapitalization in May 2002, we have created a premier community banking franchise in Northern Virginia, and now Washington and Maryland.  We have invested for our company’s future through branch banking expansion, the acquisition of trust and wealth management, and hired the top market executives and officers in the area.  We are confident these investments will create shareholder value and produce excellent results.

“While these investments will have a short term impact on earnings, I have never been more enthusiastic about our Company’s prospects for the future.”

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements contain information related to matters such as the Company’s intent, belief or expectation with regard to such matters as financial performance, credit losses, branch expansion and offerings of products and services. Such statements are necessarily based on management’s assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond the control of the Company. Such risks and uncertainties could cause actual results to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and other reports filed and furnished to the Securities and Exchange Commission. In addition, risks and uncertainties related to the Company’s trust operations include the ability of the Company to successfully integrate those operations into the organization.

About Cardinal Financial Corporation:  Cardinal Financial Corporation, a financial holding company headquartered in Tysons Corner, Virginia with assets of $1.585 billion at June 30, 2006, serves the Washington Metropolitan region through its wholly-owned subsidiary, Cardinal Bank, with 23 conveniently located banking offices. Cardinal also operates several other subsidiaries: George Mason Mortgage, LLC, a residential mortgage lending company based in Fairfax, with seven offices throughout the Washington Metropolitan region; Cardinal Trust and Investment Services, a trust division with more than $5.5 billion in managed or custodial assets; Cardinal Wealth Services, Inc., a full-service brokerage company; and Wilson/Bennett Capital Management, Inc., an asset management company. The company’s stock is traded on NASDAQ (CFNL). For additional information, please visit our Web site at www.cardinalbank.com.

Cardinal Financial Corporation and Subsidiaries
Summary Statements of Condition
June 30, 2006,  December 31, 2005 and June 30, 2005
(Dollars in thousands)

	(Unaudited)		(Unaudited)	% Change
	June 30, 2006	December 31, 2005	June 30, 2005	Current Year	Year Over Year
Cash and due from banks	$20,499	$16,514	$19,134	24.1%	7.1%
Federal funds sold	3,379	20,075	36,997	(83.2)%	(90.9)%

Investment securities available-for-sale	236,417	178,955	151,737	32.1%	55.8%
Investment securities held-to-maturity	106,480	115,269	127,364	(7.6)%	(16.4)%
Total investment securities	342,897	294,224	279,101	16.5%	22.9%

Other investments	7,201	7,092	7,598	1.5%	(5.2)%
Loans held for sale, net	376,475	361,668	475,098	4.1%	(20.8)%

Loans receivable, net of fees	779,628	705,644	603,257	10.5%	29.2%
Allowance for loan losses	(8,964)	(8,301)	(7,210)	8.0%	24.3%
Loans receivable, net	770,664	697,343	596,047	10.5%	29.3%

Premises and equipment, net	20,558	18,201	17,259	12.9%	19.1%
Goodwill and intangibles, net	20,548	20,502	20,677	0.2%	(0.6)%
Other assets	22,367	16,668	15,326	34.2%	45.9%

TOTAL ASSETS	$1,584,588	$1,452,287	$1,467,237	9.1%	8.0%

Non-interest bearing deposits	$122,185	$114,915	$134,992	6.3%	(9.5)%
Interest bearing deposits	1,013,307	954,957	867,494	6.1%	16.8%
Total deposits	1,135,492	1,069,872	1,002,486	6.1%	13.3%

Other borrowed funds	224,725	155,421	163,344	44.6%	37.6%
Mortgage funding checks	51,008	41,635	93,660	22.5%	(45.5)%
Escrow liabilities	2,997	11,013	6,860	(72.8)%	(56.3)%
Other liabilities	20,787	26,467	56,985	(21.5)%	(63.5)%

Shareholders’ equity	149,579	147,879	143,902	1.1%	3.9%

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$1,584,588	$1,452,287	$1,467,237	9.1%	8.0%

Cardinal Financial Corporation and Subsidiaries
Summary Income Statements
Three and Six Months Ended June 30, 2006 and 2005
(Dollars in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2006	2005	% Change	2006	2005	% Change
Net interest income	$10,711	$9,124	17.4%	$21,106	$16,946	24.5%
Provision for loan losses	(390)	(820)	(52.4)%	(640)	(1,369)	(53.3)%
Net interest income after provision for loan losses	10,321	8,304	24.3%	20,466	15,577	31.4%

Service charges on deposit accounts	389	330	17.9%	758	610	24.3%
Loan service charges	558	618	(9.7)%	1,181	1,244	(5.1)%
Investment fee income	991	291	240.5%	1,672	450	271.6%
Net gain on sales of loans	2,521	4,035	(37.5)%	5,297	7,615	(30.4)%
Net realized gain on investment securities available-for-sale	—	33	(100.0)%	—	33	100.0%
Management fee income	664	974	(31.8)%	1,082	1,498	(27.8)%
Other non-interest income	458	(6)	(7733.3)%	795	7	11257.1%
Total non-interest income	5,581	6,275	(11.1)%	10,785	11,457	(5.9)%

Net interest income & non-interest income	15,902	14,579	9.1%	31,251	27,034	15.6%

Salaries and benefits	6,099	5,566	9.6%	12,030	10,435	15.3%
Occupancy	1,295	1,025	26.3%	2,503	2,071	20.9%
Depreciation	789	708	11.4%	1,538	1,389	10.7%
Data processing	315	486	(35.2)%	640	994	(35.6)%
Telecommunications	311	277	12.3%	621	610	1.8%
Other operating expense	3,639	3,059	19.0%	6,548	5,717	14.5%
Total non-interest expense	12,448	11,121	11.9%	23,880	21,216	12.6%
Net income before income taxes	3,454	3,458	(0.1)%	7,371	5,818	26.7%
Provision for income taxes	1,063	1,166	(8.8)%	2,386	1,915	24.6%
NET INCOME	$2,391	$2,292	4.3%	$4,985	$3,903	27.7%

Earnings per common share - basic	$0.10	$0.11	(9.9)%	$0.20	$0.20	3.7%
Earnings per common share - diluted	$0.10	$0.11	(13.0)%	$0.20	$0.19	5.0%
Weighted-average common shares outstanding - basic	24,415,545	21,096,617	15.7%	24,401,460	19,817,872	23.1%
Weighted-average common shares outstanding - diluted	24,995,818	21,321,508	17.2%	24,993,471	20,101,026	24.3%

Cardinal Financial Corporation and Subsidiaries
Selected Financial Information
(In thousands, except per share data and ratios)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2006	2005	2006	2005

Income Statements (unaudited):
Interest income	$21,700	$15,926	$41,410	$29,417
Interest expense	10,989	6,802	20,304	12,471
Net interest income	10,711	9,124	21,106	16,946
Provision for loan losses	390	820	640	1,369
Net interest income after provision for loan losses	10,321	8,304	20,466	15,577
Non-interest income	5,581	6,275	10,785	11,457
Non-interest expense	12,448	11,121	23,880	21,216
Net income before income taxes	3,454	3,458	7,371	5,818
Provision for income taxes	1,063	1,166	2,386	1,915
Net income	$2,391	$2,292	$4,985	$3,903

Balance Sheet Data (unaudited):	June 30, 2006	December 31, 2005
Total assets	$1,584,588	$1,452,287
Loans receivable, net of fees	779,628	705,644
Allowance for loan losses	(8,964)	(8,301)
Loans held for sale	376,475	361,668
Total investment securities	342,897	294,224
Total deposits	1,135,492	1,069,872
Other borrowed funds	224,725	155,421
Total shareholders’ equity	149,579	147,879

Common shares outstanding	24,394	24,363

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
Selected Average Balances (unaudited):	2006	2005	2006	2005
Total assets	$1,440,541	$1,305,630	$1,403,724	$1,221,734
Loans receivable, net of fees	749,415	559,725	731,137	532,941
Allowance for loan losses	(8,631)	(6,545)	(8,529)	(6,268)
Loans held for sale	285,071	387,890	259,458	338,730
Total investment securities	341,428	290,988	323,513	290,424
Earning assets	1,388,593	1,255,397	1,353,366	1,178,660
Total deposits	1,096,605	930,331	1,073,967	889,309
Other borrowed funds	172,868	202,803	159,062	178,328
Total shareholders’ equity	151,119	120,541	150,302	109,091
Weighted Average:
Common shares outstanding—basic	24,416	21,097	24,401	19,818
Common shares outstanding—diluted	24,996	21,322	24,993	20,101

Per Common Share Data (unaudited):
Basic net income	$0.10	$0.11	$0.20	$0.20
Fully diluted net income	0.10	0.11	0.20	0.19
Book value	6.13	5.92	6.13	5.92
Tangible book value (1)	5.55	5.12	5.55	5.12

Performance Ratios (unaudited):
Return on average assets	0.66%	0.70%	0.71%	0.64%
Return on average equity	6.33%	7.61%	6.63%	7.16%
Net interest margin (2)	3.10%	2.91%	3.13%	2.88%
Efficiency ratio (3)	76.41%	72.22%	74.88%	74.70%
Non-interest income to average assets	1.55%	1.92%	1.54%	1.88%
Non-interest expense to average assets	3.46%	3.41%	3.40%	3.47%

Asset Quality Data (unaudited):
Annualized net charge-offs to average loans receivable, net of fees			0.00%	0.03%
Non-performing loans to loans receivable, net of fees			0.07%	0.04%
Non-performing loans to total assets			0.04%	0.02%
Allowance for loan losses to loans receivable, net of fees			1.15%	1.20%
Allowance for loan losses to nonperforming loans			1553.6%	3081.2%

Capital Ratios (unaudited):
Tier 1 risk-based capital			13.87%	14.75%
Total risk-based capital			10.95%	11.23%
Leverage capital ratio			10.95%	11.23%

(1)             Tangible book value is calculated as total shareholders’ equity, adjusted for changes in other comprehensive income, less goodwill and other intangible assets, divided by common shares outstanding.

(2)             Net interest margin is calculated as net interest income divided by total average earnings assets.

(3)             Efficiency ratio is calculated as total non-interest expense divided by the total of net interest income and non-interest income.

Cardinal Financial Corporation and Subsidiaries
Average Statements of Condition and Yields on Earning Assets and Interest-Bearing Liabilities
Three and Six Months Ended June 30, 2006 and 2005
(Dollars in thousands)

	For the Three Months Ended				For the Six Months Ended
	June 30, 2006		June 30, 2005		June 30, 2006		June 30, 2005
	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield
Interest-earning assets:
Loans receivable, net of fees	$749,415	6.68%	$559,725	5.96%	$731,137	6.57%	$532,941	5.86%
Loans held for sale	285,071	7.40%	387,890	4.80%	259,458	7.36%	338,730	4.73%
Investment securities - available-for-sale (1)	232,614	4.59%	160,006	3.83%	212,472	4.46%	156,974	3.77%
Investment securities - held-to-maturity	108,814	4.05%	130,982	3.83%	111,041	4.01%	133,450	3.84%
Other investments	6,319	5.58%	6,515	4.48%	6,440	5.51%	5,847	4.35%
Federal funds sold	6,360	5.38%	10,279	3.00%	32,818	4.51%	10,718	2.60%
Total interest-earning assets	1,388,593	6.25%	1,255,397	5.07%	1,353,366	6.13%	1,178,660	4.99%

Non-interest earning assets:
Cash and due from banks	8,079		10,110		7,681		6,336
Premises and equipment, net	19,971		17,333		19,069		17,167
Goodwill and intangibles, net	20,647		17,622		20,560		16,070
Accrued interest and other assets	11,882		11,713		11,577		9,769
Allowance for loan losses	(8,631)		(6,545)		(8,529)		(6,268)
TOTAL ASSETS	$1,440,541		$1,305,630		$1,403,724		$1,221,734

Interest-bearing liabilities:
Interest-bearing deposits	$981,807	3.73%	$818,092	2.70%	$961,395	3.55%	$781,225	2.63%
Other borrowed funds	172,868	4.30%	202,803	2.52%	159,062	4.28%	178,328	2.56%
Total interest-bearing liabilities	1,154,675	3.82%	1,020,895	2.67%	1,120,457	3.65%	959,553	2.62%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	114,798		112,239		112,572		108,084
Other liabilities	19,949		51,955		20,393		45,006

Shareholders’ equity	151,119		120,541		150,302		109,091
TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$1,440,541		$1,305,630		$1,403,724		$1,221,734
NET INTEREST MARGIN		3.10%		2.91%		3.13%		2.88%

(1)             Interest income for investment securities available-for-sale is reported on a fully taxable-equivalent basis at a rate of 35%.

Cardinal Financial Corporation and Subsidiaries
Segment Reporting at and for the Three and Six Months Ended June 30, 2006 and 2005
(Dollars in thousands)
(Unaudited)

At and for the Three Months Ended June 30, 2006:

	Commercial	Mortgage	Trust & Investment	Intersegment
	Banking	Banking	Services	Elimination	Other	Consolidated
Net interest income	$9,827	$1,142	$—	$—	$(258)	$10,711
Provision for loan losses	390	—	—	—	—	390
Non-interest income	888	3,690	991	—	12	5,581
Non-interest expense	6,906	3,912	977	—	653	12,448
Provision for income taxes	1,058	320	5	—	(320)	1,063
Net income (loss)	$2,361	$600	$9	$—	$(579)	$2,391

Total Assets	$1,511,410	$394,233	$6,826	$(485,334)	$157,453	$1,584,588

At and for the Three Months Ended June 30, 2005:

	Commercial	Mortgage	Trust & Investment	Intersegment
	Banking	Banking	Services	Elimination	Other	Consolidated
Net interest income	$7,697	$1,632	$—	$—	$(205)	$9,124
Provision for loan losses	820	-	—	—	—	820
Non-interest income	470	5,505	291	—	9	6,275
Non-interest expense	5,872	4,426	324	—	499	11,121
Provision for income taxes	453	960	(17)	—	(230)	1,166
Net income (loss)	$1,022	$1,751	$(16)	$—	$(465)	$2,292

Total Assets	$1,310,707	$495,017	$7,228	$(511,046)	$165,331	$1,467,237

At and for the Six Months Ended June 30, 2006:

	Commercial	Mortgage	Trust & Investment	Intersegment
	Banking	Banking	Services	Elimination	Other	Consolidated
Net interest income	$19,355	$2,279	$—	$—	$(528)	$21,106
Provision for loan losses	640	-	—	—	—	640
Non-interest income	1,813	7,277	1,672	—	23	10,785
Non-interest expense	13,105	7,989	1,631	—	1,155	23,880
Provision for income taxes	2,414	548	14	—	(590)	2,386
Net income (loss)	$5,009	$1,019	$27	$—	$(1,070)	$4,985

Total Assets	$1,511,410	$394,233	$6,826	$(485,334)	$157,453	$1,584,588

At and for the Six Months Ended June 30, 2005:

	Commercial	Mortgage	Trust & Investment	Intersegment
	Banking	Banking	Services	Elimination	Other	Consolidated
Net interest income	$14,437	$2,943	$—	$—	$(434)	$16,946
Provision for loan losses	1,369	—	—	—	—	1,369
Non-interest income	845	10,145	450	—	17	11,457
Non-interest expense	11,465	8,376	545	—	830	21,216
Provision for income taxes	831	1,539	(38)	—	(417)	1,915
Net income (loss)	$1,617	$3,173	$(57)	$—	$(830)	$3,903

Total Assets	$1,310,707	$495,017	$7,228	$(511,046)	$165,331	$1,467,237